UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2015

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200 La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On November 6, 2015, Ligand Pharmaceuticals Incorporated (“Ligand” or the “Company”) entered into a Lease (the “Lease”) with 3911/3931 SVB, LLC, a California limited liability company (“Landlord”), for certain premises consisting of a total of 4,847 square feet of space in an office building located at 3911 Sorrento Valley Boulevard, San Diego, California 92008, to serve as the Company’s new corporate headquarters (the “Premises”). Subject to certain exceptions related to tenant improvements to the Premises, the Lease term will commence on May 1, 2016 and expires eighty-four months later, unless earlier terminated, with an option to extend the Lease term for a single, five-year period. Pursuant to the terms of the Lease, the monthly base rent will be $10,421.05, subject to a 3% annual increase. If the Lease term is extended for the optional five-year period, the monthly base rent will be adjusted based on fair market rental value. In addition to rent, the Company agreed to pay a portion of the taxes and utility, maintenance and other operating costs (including costs of capital repairs and improvements) paid or accrued in connection with the ownership and operation of the property. The Lease includes customary provisions providing for late fees for unpaid rent, Landlord access to the property, insurance obligations and events of default.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of each of which are attached hereto as Exhibit 10.1.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with entering into the Lease, the Company entered into an Agreement for Termination of Lease and Voluntary Surrender of Premises (the “Termination”) with ARE-SD Region No. 24, LLC, a Delaware limited liability company (the “Existing Landlord”) which will terminate the Lease Agreement, dated as of September 5, 2011, by and between the Company and the Existing Landlord (as amended, the “Existing Lease”). Pursuant to the Termination, the Existing Lease will terminate on April 30, 2016 rather than January 1, 2019 as contemplated by the Existing Lease. The Company’s current monthly base rent under the Existing Lease is $57,544.00. In consideration of early termination, the Existing Landlord will reimburse the Company for the rent payments from November 1, 2015 through April 30, 2016 provided the Company vacates the premises on or prior to the termination date.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lease, dated November 6, 2015 between Ligand Pharmaceuticals Incorporated and 3911/3931 SVB, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: November 10, 2015	By:	/s/ Charles Berkman
	Name:	Charles Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease, dated November 6, 2015 between Ligand Pharmaceuticals Incorporated and 3911/3931 SVB, LLC